[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]






                                 April 29, 2005


Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

                  Re:      NATIONAL VARIABLE LIFE INSURANCE ACCOUNT

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 9 to the Registration Statement on Form N-6 by National Variable Life Insurance Account for certain variable life insurance policies (File No. 333-67003). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    SUTHERLAND ASBILL & BRENNAN LLP



                                    By:        /S/ STEPHEN E. ROTH
                                             -----------------------------------
                                                Stephen E. Roth